For Immediate Release

Contact:	Alex Lombardo or Nikki Sacks Investors (608) 661-4791	Steve Shattuck Media (608) 661-4731

Great Wolf Resorts Reports 2010 First Quarter Results

~ Company Exceeds Top End of First Quarter Guidance
and Raises Full Year Expectations ~

MADISON, Wis., May 4, 2010—Great Wolf Resorts, Inc. (NASDAQ: WOLF), North America’s leading family of indoor waterpark resorts, reported results today for the first quarter ended March 31, 2010.

2010 Highlights

•	Total revenue increased 13.4 percent over first quarter of 2009 to $70.7 million.

•	Same store RevPAR for Generation II resorts increased 5.0 percent.

•	Adjusted EBITDA increased 1.9 percent to $15.4 million.

•	Eliminated all of 2011 debt maturities through sale of first mortgage notes in April 2010.

For the first quarter ended March 31, 2010, the Company reported a net loss of $(8.1) million, or $(0.26) per share, compared to a net loss $(5.6) million, or $(0.18) per diluted share for the same period a year earlier.

“Great Wolf Resorts delivered another quarter of solid operating results demonstrating the stability of our business through any cycle,” said Kim Schaefer, chief executive officer. “Our results show growth in each of our key operating metrics, further validating that families value the amenities, experience and quality that we offer as the only provider of regional drive-to destination resorts. We are encouraged by the early positive growth trends we are seeing early in 2010 in our group business that will complement our strong peak weekend and holiday periods. We also improved our financial flexibility by completing a first mortgage notes offering that addressed all of our 2011 debt maturities. With an improved balance sheet, a strong operating model and a capital light growth strategy, we believe that we will continue to innovate, grow and generate cash.”

Operating Results

Total revenues increased 13.4 percent to $70.7 million from $62.3 million in the first quarter of 2009, due to higher demand along with the impact of the timing of many schools’ spring break which fell primarily in the first quarter this year compared to the second quarter in 2009. Adjusted EBITDA in the quarter increased to $15.4 million from $15.1 million in the first quarter of 2009.

As a percentage of total revenue, adjusted EBITDA was 21.8 percent compared to 24.3 percent in the first quarter of 2009. The reduction in margin was driven primarily by an increase in selling, general and administrative (SG&A) costs year over year due to the ramp-up effect of the Company’s new resort in Concord, NC that opened in early 2009, along with the expansion of the Company’s Grapevine, TX resort completed during the first quarter of 2009.

Brand Results

Same store revenue per available room (RevPAR) in the first quarter of 2010 was up 4.3 percent (2.1 percent using constant dollars, which normalizes the foreign currency translation effect on operating statistics of the Company’s Canadian resort). Same-store occupancy was up 110 basis points. In the first quarter of 2010, approximately 87 percent of the Company’s system-wide room nights sold were to leisure guests. Same store average daily rate (ADR) increased 2.5 percent (0.4 percent decrease using constant dollars). Total same store revenue per occupied room (Total RevPOR), which includes revenue from rooms, food and beverage, and other amenities, increased 3.0 percent (1.0 percent using constant dollars).

Same store RevPAR for Great Wolf’s Generation II resorts, which are generally larger resorts that better represent the Company’s current resort development model and contribute more than 80 percent of the Company’s Adjusted EBITDA, increased 5.0 percent (2.3 percent increase using constant dollars) versus 2009. Same store occupancy increased 220 basis points, with both group and leisure occupancy up slightly. Same store ADR increased 1.5 percent (1.2 percent decrease using constant dollars), while total RevPOR for Generation II resorts increased 2.2 percent (0.5 percent decrease using constant dollars).

The Company’s first quarter 2010 same store operating statistics do not reflect the results of the Concord, NC resort, which opened at the end of the first quarter of 2009.

Balance Sheet and Liquidity

On April 7, 2010, the Company’s subsidiaries, GWR Operating Partnership, L.L.L.P. and Great Wolf Finance Corp., completed an offering of $230 million aggregate principal amount of first mortgage notes. These notes were issued at a price to investors of 95.347 percent of their principal amount, bear a fixed interest rate of 10.875 percent per year and mature on April 1, 2017. The net proceeds from the offering were used to repay the outstanding mortgage debt on the Company’s Mason, OH, Williamsburg, VA and Grapevine, TX properties (all of which had maturity dates in 2011), totaling $212 million.

As of April 2010, the Company has no debt maturities until 2012 and no significant long-term capital commitments for construction or development of new properties. Over the near term, the Company intends to utilize the substantial portion of its free cash flow to manage its balance sheet leverage.

As of March 31, 2010, the Company had:

Unrestricted cash and cash equivalents: $27.2 million

Total debt: $546.2 million

Total secured debt: $465.7 million

Total unsecured debt: $80.5 million

Weighted average cost of total debt: 6.7%

Weighted average debt maturity: 5.5 years

Outlook and Guidance

The Company is introducing the following outlook and earnings guidance for the second quarter and is increasing its expectations for full year 2010. Based on first quarter results, the Company has increased the midpoint of its guidance for full-year Adjusted EBITDA to $67.0 million from $66.0 million. The outlook and earnings guidance information is based on the Company’s current assessment of business conditions, including a forecast of consumer demand and discretionary spending trends. The Company may update any portion of its business outlook at any time as conditions dictate:

(amounts in millions, except per share data)	Q2 2010		Full year 2010

	Low	High	Low	High

Net income (loss)	$(16.6)	$(14.6)	$(45.7)	$(40.7)

Net income (loss) per diluted share	$(0.54)	$(0.47)	$(1.47)	$(1.31)

Adjusted EBITDA (a)	$14.8	$16.8	$64.5	$69.5

(a)	For reconciliations of Adjusted EBITDA, see tables accompanying this press release.

The forecast above assumes second quarter 2010 same store RevPAR in the range of a (3) percent decline to 1 percent growth in constant dollars versus second quarter 2009 and a full year 2010 same store RevPAR in the range of a (2) percent decline to 2 percent growth.

Adjusted EBITDA is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission (SEC) regulations. See the discussion below in the “Non-GAAP Financial Measure” section of this press release. A reconciliation of Adjusted EBITDA is provided in the tables of this press release.

Conference Call

Great Wolf Resorts will hold a 2010 first quarter results conference call today at 9:00 a.m. ET, hosted by Chief Executive Officer Kim Schaefer and Chief Financial Officer Jim Calder. Stockholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto the Company’s Web site, www.greatwolf.com, and clicking on “Corporate” at the bottom of the page. Interested parties may also call 1-877-407-9039, or for international callers 1-201-689-8470. A recording of the call will be available by telephone until midnight on May 11, 2010 by dialing 1-877-660-6853, or for international callers 1-201-612-7415, using account number 3055 along with the conference ID 349282.

Non-GAAP Financial Measure

Included in this press release is a “non-GAAP financial measure,” which is a measure of the Company’s historical or future performance that is different from measures calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules that Great Wolf Resorts believes is useful to investors. The following discussion defines Adjusted EBITDA and presents the reasons the Company believes it is a useful measure of the Company’s performance. Great Wolf Resorts defines Adjusted EBITDA as net income (loss) plus (a) interest expense, net, (b) income taxes, (c) depreciation and amortization, (d) non-cash employee and director compensation, (e) costs associated with early extinguishment of debt or postponement of capital markets offerings, (f) opening costs of resorts under development, (g) equity in earnings (loss) of unconsolidated related parties, (h) gain or loss on disposition of property or investments, (i) separation payments to senior executives, (j) environmental liability costs, (k) asset impairment charges, (l) non-controlling interests, and (m) other unusual or non-recurring items. Adjusted EBITDA as calculated by the Company is not necessarily comparable to similarly titled measures by other companies. In addition, Adjusted EBITDA (a) does not represent net income or cash flows from operations as defined by GAAP, (b) is not necessarily indicative of cash available to fund the Company’s cash flow needs, and (c) should not be considered as an alternative to net income, operating income, cash flows from operating activities or the Company’s other financial information as determined under GAAP.

Management believes Adjusted EBITDA is useful to an investor in evaluating the Company’s operating performance because a significant portion of its assets consists of property and equipment that are depreciated over their remaining useful lives in accordance with GAAP. Because depreciation and amortization are non-cash items, management believes that presentation of Adjusted EBITDA is a useful measure of the Company’s operating performance. Also, management believes measures such as Adjusted EBITDA are widely used in the hospitality and entertainment industries to measure operating performance.

Therefore, the Company presents Adjusted EBITDA because it may help investors to compare Great Wolf Resorts’ ongoing performance before the effect of various items that do not directly affect the Company’s ongoing operating performance.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by the Private Securities Litigation Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding the Company’s future financial position, business strategy, projected levels of growth, projected costs and projected performance and financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Great Wolf Resorts, Inc. and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “might,” “will,” “could,” “plan,” “objective,” “predict,” “project,” “potential,” “continue,” “ongoing,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Such factors include, but are not limited to, competition in the Company’s markets, changes in family vacation patterns and consumer spending habits, regional or national economic downturns, the Company’s ability to attract a significant number of guests from its target markets, economic conditions in its target markets, the impact of fuel costs and other operating costs, the Company’s ability to develop new resorts in desirable markets or further develop existing resorts on a timely and cost efficient basis, the Company’s ability to manage growth, including the expansion of the Company’s infrastructure and systems necessary to support growth, the Company’s ability to manage cash and obtain additional cash required for growth, the general tightening in the U.S. lending markets, potential accidents or injuries at its resorts, decreases in travel due to pandemic or other widespread illness, its ability to achieve or sustain profitability, downturns in its industry segment and extreme weather conditions, increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage, the Company’s ability to protect its intellectual property, trade secrets and the value of its brands, current and possible future legal restrictions and requirements. A further description of these risks, uncertainties and other matters can be found in the Company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Great Wolf Resorts cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statement that it may make.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

About Great Wolf Resorts, Inc.

Great Wolf Resorts, Inc.® (NASDAQ: WOLF), Madison, Wis., is North America’s largest family of indoor waterpark resorts, and, through its subsidiaries and affiliates, owns, licenses and/or operates its family resorts under the Great Wolf Lodge® and Blue Harbor Resort™ brands. Great Wolf Resorts is a fully integrated resort company with Great Wolf Lodge locations in: Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; Kansas City, Kan.; Williamsburg, Va.; the Pocono Mountains, Pa.; Niagara Falls, Ontario; Mason, Ohio; Grapevine, Texas; Grand Mound, Wash.; and Concord, N.C.; and Blue Harbor Resort & Conference Center in Sheboygan, Wis. Through Great Wolf Resorts’ environmental sustainability program, Project Green Wolf™, the Company is the first and only national hotel chain to have all US properties Green Seal™ Certified – Silver.

The Company’s resorts are family-oriented destination facilities that generally feature 300 – 600 rooms and a large indoor entertainment area measuring 40,000 – 100,000 square feet. The all-suite properties offer a variety of room styles, arcade/game rooms, fitness rooms, themed restaurants, spas, supervised children’s activities and other amenities. Additional information may be found on the Company’s Web site at www.greatwolf.com.

Great Wolf Resorts, Inc.
Reconciliations of Non-GAAP Financial Measures
(Unaudited; dollars in thousands, except per share amounts)
		Three Months Ended	Three Months Ended
		March 31,	March 31,
		2010	2009
Net loss		$(8,065)	$(5,645)
Adjustments:
	Opening costs for resorts under development	—	4,372
	Non-cash employee and director compensation	545	34
	Environmental liability costs	35	32
	Depreciation and amortization	14,020	12,586
	Loss on disposition of property	10	191
	Interest expense, net	8,946	6,079
	Income tax expense (benefit)	180	(3,148)
	Equity in (income) loss of unconsolidated affiliates, net of tax	(233)	648

Adjusted EBITDA (1)		$15,438	$15,149

Great Wolf Resorts, Inc.
Operating Statistics - Great Wolf Lodge Resorts
	Three Months Ended March 31,		Year Ended March 31,
	2010	2009
Great Wolf Lodge Brand Properties — All
Occupancy	60.4%	60.2%
ADR	$260.75	$255.19
RevPAR	$157.39	$153.58
Total RevPOR	$402.28	$391.89
Total RevPAR	$242.82	$235.85
Great Wolf Lodge Brand Properties — Same Store (2)
Occupancy	61.3%	60.2%
ADR	$261.46	$255.19
RevPAR	$160.18	$153.58
Total RevPOR	$403.78	$391.89
Total RevPAR	$247.37	$235.85
Great Wolf Lodge Brand Properties — Consolidated (3)
Occupancy	59.4%	60.0%
ADR	$274.74	$277.90
RevPAR	$163.25	$166.81
Total RevPOR	$416.30	$418.88
Total RevPAR	$247.36	$251.43
Great Wolf Lodge Brand Properties — Consolidated — Same Store
Occupancy	60.7%	60.0%
ADR	$277.91	$277.90
RevPAR	$168.65	$166.81
Total RevPOR	$420.71	$418.88
Total RevPAR	$255.31	$251.43
Great Wolf Lodge Brand — Generation I Resorts — Same Store (4)
Occupancy	52.3%	53.9%
ADR	$208.14	$199.63
RevPAR	$108.84	$107.61
Total RevPOR	$319.95	$305.37
Total RevPAR	$167.30	$164.61
Great Wolf Lodge Brand — Generation II Resorts — Same Store (5)
Occupancy	65.2%	63.0%
ADR	$280.20	$276.14
RevPAR	$182.68	$173.97
Total RevPOR	$433.23	$424.10
Total RevPAR	$282.45	$267.18
The company defines its operating statistics as follows:
	Occupancy is calculated by dividing total occupied rooms by total available rooms.
	Average daily rate (ADR) is the average daily room rate charged and is calculated by dividing total rooms
	revenue by total occupied rooms.
	Revenue per available room (RevPAR) is the product of (a) occupancy and (b) ADR.
	Total revenue per occupied room (Total RevPOR) is calculated by dividing total resort revenue (including revenue
	from rooms, food and beverage, and other amenities) by total occupied rooms.
	Total revenue per available room (Total RevPAR) is the product of (a) occupancy and (b) Total RevPOR.

Great Wolf Resorts, Inc.
Reconciliations of Outlook Financial Information (6)
(in thousands, except per share amounts)
		Three Months
		Ending	Year Ending
		June 30,	December 31,
		2010	2010
Net loss		$(15,650)	$(43,200)
Adjustments:
	Non-cash employee compensation and professional fees	500	2,100
	Depreciation and amortization	14,300	57,500
	Interest expense, net	12,900	46,300
	Equity in loss in unconsolidated affiliates	100	100
	Environmental liability costs	—	100
	Debt extinguishment costs	3,500	3,500
	Income tax expense	150	600
		$	$
Adjusted EBITDA (1)		15,800	67,000

Net loss per share:
	Basic	$(0.50)	$(1.39)
	Diluted	$(0.50)	$(1.39)
Weighted average shares outstanding:
	Basic	31,000	31,000
	Diluted	31,000	31,000

(1)	See discussion of Adjusted EBITDA located in the “Non-GAAP Financial Measures” section of this press release.
(2)	Same store properties comparison includes Great Wolf Lodge resorts that were open for the full periods in both 2010 and 2009.
(3)
Consolidated properties comparison includes Great Wolf Lodge resorts that are consolidated for financial reporting purposes (that is, the company’s Traverse City, Kansas City,
Williamsburg, Pocono Mountains, Mason, Grapevine and Concord resorts).

(4)	Generation I properties same store comparison includes only Great Wolf Lodge resorts of approximately 300 rooms or less that were open for all of both Q1 2010 and Q1 2009.
(5)	Generation II properties same store comparison includes only Great Wolf Lodge resorts of approximately 400 rooms or more that were open for all of both Q1 2010 and Q1 2009.
(6)	The company’s outlook reconciliations use the mid-points of its estimates of Adjusted EBITDA.